Exhibit 10.9

SECOND AMENDMENT OF

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT OF THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 11, 2007, is by and among INTREPID MINING LLC, a Delaware limited liability company (“IMLLC”), formerly by way of conversion Intrepid Mining LLC, a Colorado limited liability company, INTREPID POTASH-MOAB, LLC, a Delaware limited liability company (“IPMLLC”), INTREPID POTASH-NEW MEXICO, LLC, a New Mexico limited liability company (“IPNMLLC”), INTREPID POTASH-WENDOVER, LLC, a Colorado limited liability company (“IPWLLC”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“USB”), in its capacity as lead arranger and Agent (“Agent”), on behalf of the Existing Lenders (as defined below), and the Additional Lenders (as defined below).

RECITALS

A. IMLLC, IPMLLC, IPNMLLC and IPWLLC (“Borrowers”), Agent and the lenders named therein (the “Existing Lenders”), are parties to a Third Amended and Restated Credit Agreement dated as of March 9, 2007, as amended pursuant to a First Amendment of Third Amended and Restated Credit Agreement dated as of May 23, 2007 (as so amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

B. Pursuant to the terms of the Credit Agreement, upon the request of Borrowers, Agent may agree, under certain conditions, to increase the Aggregate Lenders’ Commitment (Revolving) to a maximum of $125,000,000.

C. Borrowers have requested, and do hereby request, that the Aggregate Lenders’ Commitment (Revolving) be increased to $125,000,000.

D. Agent is not aware of the occurrence and continuation of any uncured Event of Default at any time on or before the execution and delivery of this Amendment, and Agent has been able to obtain sufficient additional Commitments (Revolving) from AgFirst Farm Credit Bank and Bank of the West (the “Additional Lenders”) to fund the requested increase.

E. Borrowers, Agent and the Additional Lenders desire that this Amendment be executed and delivered in order to implement the above-described increase in the Aggregate Lenders’ Commitment (Revolving) pursuant to the terms of the Credit Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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1.	Credit Agreement. The Credit Agreement shall be, and hereby is, amended as follows:

a.	The Additional Lenders shall be, and are hereby, added as Lenders under the terms of the Credit Agreement, effective as of September 11, 2007 (the “Revolving Commitment Increase Date”). On or before the Revolving Commitment Increase Date, Borrowers shall deliver to Agent, on behalf of the Additional Lenders, promissory notes that shall constitute “Notes” within the definition contained in the Credit Agreement, evidencing Borrowers’ obligation to repay to Additional Lenders their respective shares of the Revolving Loan. On the Revolving Commitment Increase Date, Agent shall cause such payments to be made by the Additional Lenders to Agent and by Agent to the Existing Lenders as shall result in the outstanding principal balance of the Revolving Loan being owed by Borrowers to the Existing Lenders and to the Additional Lenders in accordance with their respective Commitments (Revolving).

b.	Schedule I attached to the Credit Agreement, as previously amended, shall be further amended by inserting the following as additional Lenders, with Commitments as set forth below, effective as of the date hereof:

Lender and Address	Commitment (Revolving)	Commitment (Term)
AgFirst Farm Credit Bank	$17,500,000.00	$0.00
1401 Hampton Street
Columbia, South Carolina 29201
Attention: Bruce Fortner
Telephone: 803-753-2457 Telefax: 803-254-4219

Bank of the West	$7,500,000.00	$0.00
633 Seventeenth Street,
Suite 2000
Denver, Colorado 80202
Attn: Mark S. Francis
Telephone: 303-202-5523
Telefax: 303-202-5788

2.	Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

3.	Certification by Borrowers. Borrowers hereby certify to Agent and Lenders that, as of the date of this Amendment: (a) all of Borrowers’ representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by them under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4.	Continuation of the Credit Agreement. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement or any other document executed and delivered in connection therewith, the terms of this Amendment shall control.

5.	Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the date first above written.

BORROWERS:

INTREPID MINING LLC By: HOPCO Management LLC, its Manager

By:	/s/ Hugh E. Harvey, Jr.
Hugh E. Harvey, Jr.
Manager

INTREPID POTASH-MOAB, LLC

By:	/s/ Hugh E. Harvey, Jr.
Hugh E. Harvey, Jr.
Manager

INTREPID POTASH-NEW MEXICO, LLC

By:	/s/ Hugh E. Harvey, Jr.
Hugh E. Harvey, Jr.
Manager

INTREPID POTASH-WENDOVER, LLC

By:	/s/ Hugh E. Harvey, Jr.
Hugh E. Harvey, Jr.
Manager

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ J. Tyler Fauerbach
J. Tyler Fauerbach
Vice President

ADDITIONAL LENDERS:

AGFIRST FARM CREDIT BANK

By:	/s/ Bruce Fortner
Bruce Fortner
Vice President

BANK OF THE WEST

By:	/s/ G. S. Todd Berryman
G. S. Todd Berryman
Senior Vice President

CONSENTED AND AGREED TO BY THE UNDERSIGNED, AS GUARANTORS:

MOAB GAS PIPELINE, LLC

By:	/s/ Hugh E. Harvey, Jr.
Hugh E. Harvey, Jr.
Manager

HB POTASH LLC

By:	/s/ Hugh E. Harvey, Jr.
Hugh E. Harvey, Jr.
Manager